Exhibit 5
June 8, 2009
DSW Inc.
810 DSW Drive
Columbus, Ohio 43219
Re: Registration Statement on Form S-8 for DSW Inc. 2005 Equity Incentive Plan (the “Plan”)
Ladies and Gentlemen:
     We have acted as counsel for DSW Inc., an Ohio corporation (“DSW”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”), filed by DSW with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the registration of 3,000,000 Class A Common Shares, without par value (the “Shares”), to be issued under the Plan.
     In connection with this opinion, we have examined such corporate records, documents, and other instruments of the registrant as we have deemed necessary.
     Based on the foregoing, we are of the opinion that the Shares will, when issued and paid for in accordance with the provisions of the Plan, be legally issued, fully paid and nonassessable, and entitled to the benefits of the Plan.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.
Very truly yours,
/s/ PORTER, WRIGHT, MORRIS & ARTHUR LLP
PORTER, WRIGHT, MORRIS & ARTHUR LLP